EXHIBIT 23.2

The Board of Directors
Benchmark Electronics, Inc.

     We consent to the use of our reports included and/or incorporated herein by reference and to the references to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP


Houston, Texas
August 1, 2000